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                                                                  EXHIBIT 10.19


                     PRUDENTIAL INVESTMENT MANAGEMENT, INC.
                  PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC


                          Dated as of March __, 2002


Heritage Property Investment Trust, Inc.
535 Boylston Street
Boston, MA 02116

         Re:  Prudential Advisory Services


Ladies and Gentlemen:


         Reference is hereby made to that certain letter agreement, dated as of July 13, 1999, as amended, including by that certain letter agreement, dated as of September 18, 2000 (the "ENGAGEMENT LETTER"), relating to the retention of Prudential Investment Management, Inc. (f/k/a The Prudential Investment Corporation, "PIC") and Prudential Investment Management Services LLC ("PIMS" and together with PIC, "PRUDENTIAL"), as advisors to Heritage Property Investment Trust, Inc. ("HERITAGE"), as described in the Engagement Letter. We understand that Heritage proposes to complete an initial public offering (the "INITIAL PUBLIC OFFERING") of shares of its common stock, par value $.001 per share ("COMMON STOCK"). In connection with the consummation of the Initial Public Offering (the "CLOSING"), the parties hereto wish to enter into this letter agreement providing for the terms of the advisory fee in connection with the Initial Public Offering and the termination of the Engagement Letter effective upon the Closing in accordance with the terms set forth below.


         1. TERMINATION OF ENGAGEMENT LETTER. Effective upon the Closing, each of the parties hereto hereby acknowledges and agrees that, except as expressly provided in Section 3 hereof, the Engagement Letter shall terminate and be of no force and effect, and, from and after the Closing, Prudential shall have no right to provide any advisory or other services to Heritage under the Engagement Letter and, except as expressly provided in Section 3 hereof, neither Heritage or any of its affiliates nor Prudential or any of its affiliates shall have any obligations to the other party hereto under the Engagement Letter, all such obligations having been satisfied and discharged.


         2. INITIAL PUBLIC OFFERING FEE. In consideration for certain services provided by Prudential to Heritage under the Engagement Letter in connection with the Initial Public Offering, Heritage agrees to pay to Prudential on the business day immediately following the Closing by wire transfer of immediately available funds, an amount in cash equal to the product of (a) .0050, multiplied by (b) 27,000,000, multiplied by (c) the initial public offering price paid in connection with the Initial Public Offering (the "INITIAL PUBLIC OFFERING FEE"). For purposes of illustration only, if the initial public offering price paid in connection with the Initial Public Offering is $25.00 per share, the


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                                      -2-


Initial Public Offering Fee would be $3,375,000. In addition, on the business day immediately following the Closing, as provided in Section 4 of the Engagement Letter, Heritage shall also reimburse Prudential for all out of pocket incidental expenses incurred by Prudential and not reimbursed by Heritage prior to the Closing. Upon payment of the Initial Public Offering Fee and reimbursement of expenses provided in the foregoing sentence, Heritage shall not be required to pay to Prudential or any of its affiliates, and neither Prudential nor any of its affiliates shall be entitled to receive, any additional compensation or amounts with respect to services performed by Prudential on Heritage's behalf, whether prior to or following the Closing, including without limitation, under the Engagement Letter.


         3. SURVIVAL. Notwithstanding the termination of the Engagement Letter in accordance with the terms of this Agreement, Sections 5, 6, 7 and 8 of the Engagement Letter shall survive such termination and shall continue in full force and effect. Without in any way modifying the foregoing sentence, the PIMS Indemnification Letter shall survive the termination of the Engagement Letter and shall continue in full force and effect in accordance with its terms.


         4. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof, including without limitation the Engagement Letter, and may not be amended except by a written instrument hereafter signed by the parties hereto.



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         If the foregoing correctly sets forth the understanding between us, please so indicate on the enclosed signed copy of this Agreement in the space provided below and return it to Prudential, whereupon this Agreement shall constitute a binding agreement between us.


                                  Very truly yours,


                                  PRUDENTIAL INVESTMENT
                                  MANAGEMENT, INC.
                                  (f/k/a The Prudential Investment Corporation)


                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                  PRUDENTIAL INVESTMENT
                                  MANAGEMENT SERVICES, LLC


                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:


Accepted and Agreed:

HERITAGE PROPERTY INVESTMENT
TRUST, INC.


By:
    -------------------------
    Name:
    Title: